UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

E-WASTE CORP.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-180251 (Commission File Number)	45-4390042 (I.R.S. Employer Identification No.)

610 Jones Ferry Road, Suite 207 Carrboro, NC (Address of principal executive offices)	27510 (Zip Code)

Registrant’s telephone number, including area code: (919) 933-2720

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Material Agreement.

As part of the restructuring of the Company’s management, as further described below in Item 5.02 below, on May 7, 2021, E-Waste Corp., a Florida corporation (the “Company”), and Benzions, LLC, a Delaware limited liability company (“Benzions”), executed a Termination of Consulting Agreement (the “Termination of Consulting Agreement”), pursuant to which they mutually agreed to terminate the Consulting Agreement, dated December 1, 2020, between the parties (the “Consulting Agreement”), such termination to be effective immediately. The Consulting Agreement was terminated in connection with the appointment of Elliot Mermel, Managing Partner of Benzions, as an officer and director of the Company.

The foregoing description of the Termination of Consulting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2021, John Rollo, the Company’s President, Treasurer and Secretary, and the sole member of the Company’s board of directors, resigned from all positions he held with the Company and simultaneously appointed Elliot Mermel as the Company’s President, Secretary and Treasurer, and as the sole member of the Company’s board of the directors. To the knowledge of the Company, Mr. Rollo’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Rollo’s resignation, he relinquished his roles as the Company’s “Principal Executive Officer” and “Principal Financial and Accounting Officer” for Securities and Exchange Commission (“SEC”) reporting purposes. In connection with his appointments, Mr. Mermel was designated as the “Principal Executive Officer” and “Principal Financial and Accounting Officer” of the Company for SEC reporting purposes. In consideration for his services, the Company will pay Mr. Mermel $8,000 per month.

Elliot Mermel, 31, has served as Managing Member for Benzions, LLC, a business consulting company, since April 2020. He founded Titan Biologics, LLC, a biotech company, in August 2016, where he serves as Chief Executive Officer. Mr. Mermel also served as a Business Development Consultant for Beanstalk Agriculture LLC, a novel fertilizer company, from January 2020 through July 2020. Mr. Mermel was also the Co-Founder and Chief Operating Officer of Airmyth Supply Company, a logistics, supply chain and IP holding company, from March 2017 through February 2020. Prior to this, Mr. Mermel was the Founder and Chief Executive Officer of Coalo Valley Farms, LLC, a researcher of vertical farming technologies and producer of alternative protein, between January 2015 and March 2017. Before this, he was a Founding Member of Faircliff AB, an artificial intelligence company in Stockholm, Sweden, from November 2012 through November 2014. Mr. Mermel holds a Bachelor of Arts Degree in Business Medicine from Colby College located in Waterville, ME, which he received in 2012, and a Master of Science Degree in Bioentrepreneurship, which he received from The Karolinska Institute in Stockholm, Sweden in 2014.

The Company’s Board of Directors believes Mr. Mermel’s extensive knowledge and background in business, his knowledge of the Company thru his consulting arrangement with it, along with his leadership skills and entrepreneurial spirit, will make for a smooth transition aid the Company to succeed going forward.

Except as otherwise set forth herein, there are no arrangements or understandings between Mr. Mermel and any other person pursuant to which he was appointed as a director of the Company. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Mermel had, or will have, a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Exhibit

10.1	Termination of Consulting Agreement, dated as of May 7, 2021, by and between E-Waste Corp. and Benzions LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2021

	By:	/s/ Elliot Mermel
	Name:	Elliot Mermel
	Title:	President